UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 27, 2010

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

New Ulm Telecom, Inc.’s Annual Meeting of Shareholders was held on May 27, 2010.  Proxies representing 3,336,605 shares, or 65.2%, of the 5,115,435 outstanding shares entitled to vote, were present at the Annual Meeting, constituting a quorum.  The shareholder voting results for the election of two directors and the ratification of the appointment of New Ulm Telecom, Inc.’s independent registered public accounting firm are presented as follows:

Proposal 1.  The following two directors were elected to serve until the 2013 Annual Meeting and until the election and qualification of their respective successors (which required the approval of a majority of the votes cast):

Nominees	Votes For	Votes Withheld	Broker Non-Votes

James Jensen	2,913,088	27,498	396,019
Perry Meyer	2,919,772	20,814	396,019

Proposal 2.  Shareholders ratified the appointment of Olsen, Thielen & Company, Ltd. as the Company’s  independent registered public accounting firm for the 2010 fiscal year (which required the approval of a majority of the votes cast), as follows:

Votes For	Votes Against	Abstentions

3,323,287	5,264	8,054

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2010	New Ulm Telecom, Inc.

	By:	/s/Curtis Kawlewski
	Its:	Curtis Kawlewski Chief Financial Officer